UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation	(Commission File Number	(IRS Employer Identification No.)

411 Waverly Oaks Road, Suite 115, Waltham, MA 02452
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share Tel Aviv Stock Exchange	ONDS	The Nasdaq Stock Market LLC,

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on July 9, 2023, Ondas Networks Inc., a Delaware corporation (“Networks”) and subsidiary of Ondas Holdings Inc., a Nevada corporation (the “Company”), entered into a Preferred Stock Purchase Agreement (the “Agreement”) as amended by that certain Amendment to Preferred Stock Purchase Agreement (the "Amendment," and together with the Agreement, the "Amended Agreement") pursuant to which, on July 21, 2023, Networks issued and sold (i) 329,238 shares of preferred stock of Networks, $0.00001 par value per share (the "Preferred Stock"), at a purchase price of $34.955 per share (the “Per Share Price”), convertible into shares of Common Stock of Networks, $0.00001 par value per share (the “Networks Common Stock”) and (ii) warrants to purchase 7,825,792 shares of common stock of the Company, $0.0001 par value per share (the “Company Common Stock”), at an exercise price of $0.89 per share, exercisable commencing ninety days following the date of issuance through the fifth anniversary of the date of issuance (the “Warrants”), for gross proceeds to Networks of $11,508,517 (the “Initial Closing”).

Also, pursuant to the Amended Agreement, the Initial Purchaser agreed to purchase and Networks agreed to sell and issue to the Initial Purchaser an additional 99,885 shares of Preferred Stock, at the Per Share Price and warrants to purchase 2,374,208 shares of Company Common Stock (the “Additional Warrants”) within thirty days of the Initial Closing (the "Second Closing"). On August 11, 2023, Networks completed the Second Closing, resulting in gross proceeds to Networks of $3,491,483.

In connection with the Second Closing, the Company issued the Additional Warrants and entered into a registration rights agreement, dated August 11, 2023, with the Initial Purchaser to register the resale of the Company Common Stock underlying the Additional Warrants pursuant to a registration statement to be filed no later than 180 days following the Initial Closing (the “Registration Rights Agreement”). Following the Second Closing, the Initial Purchaser has invested an aggregate of $15.0 million and owns a minority interest of approximately 28% of Networks.

The issuance of the securities were exempt from registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of the Initial Purchaser that it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The foregoing description of the Agreement, Amendment, Registration Rights Agreement, and Additional Warrant do not purport to be complete and are qualified in their entirety by the Agreement, Amendment, Registration Rights Agreement, and Form of Warrant, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant (included as Exhibit H to Exhibit 10.1 of this Form 8-K).
10.1	Preferred Stock Purchase Agreement, dated July 9, 2023, between Ondas Networks Inc. and the Initial Purchaser (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on July 10, 2023).
10.2	Amendment to Preferred Stock Purchase Agreement, dated July 21, 2023, between Ondas Networks Inc. and Initial Purchaser (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed by the Company with the SEC on July 24, 2023).
10.3	Registration Rights Agreement, dated August 11, 2023, between the Company and Initial Purchaser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2023	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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